ADMINISTRATIVE SERVICES AGREEMENT
                           FOR AETNA SERIES FUND, INC.


         THIS AGREEMENT is made by and between AETNA SERIES FUND, INC., a Maryland Corporation (the "Fund"), on behalf of each of its series, Aetna Money Market Fund, Aetna Bond Fund, Aetna Balanced Fund, Aetna Growth and Income Fund, Aetna International Fund, Aetna Government Fund, Aetna Growth Fund, Aetna Small Company Fund, Aetna Index Plus Large Cap Fund, Aetna Ascent Fund, Aetna Crossroads Fund, Aetna Legacy Fund, Aetna High Yield Fund, Aetna Index Plus Bond Fund, Aetna Index Plus Mid Cap Fund, Aetna Index Plus Small Cap Fund, Aetna Mid Cap Fund, Aetna Real Estate Securities Fund, and Aetna Value Opportunity Fund (the "Series"), and AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Administrator"), with respect to the following recital of facts:

                                  R E C I T A L

         WHEREAS, the Fund is registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Administrator is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and engages in the business of acting as an investment adviser and an administrator of investment companies; and

         WHEREAS, the Fund has established the Series; and

         WHEREAS, the Fund, on behalf of each of its Series, and the Administrator desire to enter into an agreement to provide for administrative services for the Series on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties agree as follows:


I.       APPOINTMENT AND OBLIGATIONS OF THE ADMINISTRATOR

         The Administrator is hereby appointed to serve as the Administrator to the Series, to provide the administrative services described herein and assume the obligations set forth in Section II, subject to the terms of this Agreement and the control of the Fund's Board of Directors (the "Board"). The Administrator shall, for all purposes herein, be deemed an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Series in any way or otherwise be deemed an agent of the Series.


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II.      DUTIES OF THE ADMINISTRATOR

         In carrying out the terms of this Agreement, the Administrator shall:

         A. provide office space, equipment and facilities (which may be the Administrator's or its affiliates') for maintaining the Fund's organization, for meetings of the Fund's Board and shareholders, and for performing administrative services hereunder;

         B. supervise and manage all aspects of the Series' operations (other than investment advisory activities), supervise relations with, and monitor the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary and desirable by the Board;

         C. provide internal clerical and legal services, and stationery and office supplies;

         D. provide accounting services, including:

            1. determining and arranging for the publication of the net asset value of each Series;

            2. preparing financial information for presentation to the Fund's
               Board and management;

            3. preparing and monitoring the Fund's annual expense budget, and establishing daily accruals;

            4. coordinating payment of fund expenses;

            5. calculating periodic dividend rates to be declared in accordance with management guidelines;

            6. calculating total return information as defined in the current prospectus and statement of additional information;

            7. coordinating audit packages for use by independent public accountants;

            8. responding to regulatory audits;

         E. provide non-investment related statistical and research data and such other reports, evaluations and information as the Series may request from time to time;

         F. monitor each Series' compliance with the current prospectus and statement of additional information, the 1940 Act, the Internal Revenue Code and other applicable laws and regulations;

         G. prepare, to the extent requested by the Fund, registration statements, proxy statements and annual and semi-annual reports to shareholders;

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         H. arrange for the printing and mailing (at the Series' expense) of proxy statements and other reports or other materials provided to the Series' shareholders;

         I. support outside auditors in preparing and filing all the Series' federal and state tax returns and required tax filings other than those required to be made by the Series' custodian and transfer agent;

         J. prepare periodic reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities with the advice of the Series' counsel;

         K. maintain the Fund's existence, and during such times as the shares of the Series are publicly offered, maintain the registration and qualification of the Series' shares under federal and state law;

         L. keep and maintain the financial accounts and records of the Series;

         M. develop and implement, if appropriate, management and shareholder services designed to enhance the value or convenience of the Series as an investment vehicle;

         N. provide the Board on a regular basis with reports and analyses of the Series' operations and the operations of comparable investment companies; and

         O. take any other actions which appear to the Administrator and the Board necessary to carry into effect the purposes of this Agreement.


III.     REPRESENTATIONS AND WARRANTIES

         A. REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

         The Administrator hereby represents and warrants to the Fund as follows:

         1. Due Incorporation and Organization. The Administrator is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

         2. Best Efforts. The Administrator at all times shall provide its best judgment and effort to the Series in carrying out its obligations hereunder.

         B. REPRESENTATIONS AND WARRANTIES OF THE SERIES AND THE FUND

         The Fund, on behalf of each of its Series, hereby represents and warrants to the Administrator as follows:

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



         1. Due Incorporation and Organization. The Fund has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its terms.

         2. Registration. The Fund is registered as an investment company with the SEC under the 1940 Act and shares of the Series are registered or qualified for offer and sale to the public under the Securities Act of 1933 (the "1933 Act"), and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV.      CONTROL BY THE BOARD OF DIRECTORS

         Any activities undertaken by the Administrator pursuant to this Agreement on behalf of the Series shall at all times be subject to any directives of the Board.


V.       COMPLIANCE WITH APPLICABLE REQUIREMENTS

         In carrying out its obligations under this Agreement, the Administrator shall at all times conform to:

         A. all applicable provisions of the 1940 Act;

         B. the provisions of the registration statement of the Fund under the 1933 Act and the 1940 Act;

         C. the provisions of the Fund's Articles of Incorporation, as amended;

         D. the provisions of the By-Laws of the Fund, as amended; and

         E. any other applicable provisions of state and federal law.


VI.      DELEGATION OF RESPONSIBILITIES

         All services to be provided by the Administrator under this Agreement may be furnished by any directors, officers or employees of the Administrator or by any affiliates of the Administrator under the Administrator's supervision.


VII.     COMPENSATION

         For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator, the Fund, on behalf of each of its Series, shall pay to the Administrator an annual fee at a rate of 0.10% of the average daily net assets of each of its Series payable monthly (in arrears). Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of 0.10% of the daily net assets of the Series. If this Agreement becomes

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effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

VIII.    NON-EXCLUSIVITY

         The services of the Administrator to the Series are not to be deemed to be exclusive, and the Administrator shall be free to render administrative or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Administrator may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of the Administrator to the extent permitted by law; and that the officers and directors of the Administrator are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.


IX.      TERM

         This Agreement shall become effective on February 2, 1998, and shall continue through December 31, 1998. Thereafter it shall continue for successive annual periods, provided such continuance is specifically approved at least annually:

         1. a. by the Board, or

            b. by the vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

         2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.


X.       TERMINATION

         This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's directors or by vote of a majority of the Series' outstanding voting securities, as defined in Section 2(a)(42) of the 1940 Act, or by the Administrator, on sixty (60) days' written notice to the other party.


XI.      LIABILITY OF ADMINISTRATOR AND INDEMNIFICATION

         A. LIABILITY

         The Administrator shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, whether in the purchase, holding or sale of any security or otherwise, to the

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extent that such losses resulted from an act or omission on the part of the
Administrator or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Administrator of its duties under this Agreement, in connection with the services rendered by the Administrator hereunder.

         B. INDEMNIFICATION

         In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any officer, director or employee of the Administrator, to the extent permitted by applicable law, the Fund hereby agrees to indemnify and hold the Administrator harmless from and against all claims, actions, suits and proceedings at law or in equity, whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase, pledge of, advertisement of, or solicitation of sales or purchases of any security (whether of the Series or otherwise) by the Fund, its officers, directors, employees or agents in alleged violation of applicable federal, state or foreign laws, rules or regulations.


XII.     NOTICES

         Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Administrator for this purpose shall be 242 Trumbull Street, Hartford, Connecticut 06103-1205, and the address of the Fund for this purpose shall be 151 Farmington Avenue, Hartford, Connecticut 06156.


XIII.    QUESTIONS OF INTERPRETATIONS

         This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the SEC issued pursuant to the 1940 Act, or contained in no-action and interpretive positions taken by the SEC staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule or order of the SEC, such provisions shall be deemed to incorporate the effect of such rule or order.


XIV.     SERVICE MARK

         The service mark of the Fund and the Series and the name "Aetna" have been adopted by the Fund with the permission of Aetna Services, Inc. (formerly known as Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Administrator or another subsidiary or affiliated corporation of Aetna Services, Inc. should not be the Administrator of the Series.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the 30th day of January, 1998.



                                         AETNA SERIES FUND, INC.
                                         on behalf of each of its Series,
                                            Aetna Money Market Fund
                                            Aetna Bond Fund
                                            Aetna Balanced Fund
                                            Aetna Growth and Income Fund
                                            Aetna International Fund
                                            Aetna Government Fund
                                            Aetna Growth Fund
                                            Aetna Small Company Fund
                                            Aetna Index Plus Large Cap Fund
                                            Aetna Ascent Fund
                                            Aetna Crossroads Fund
                                            Aetna Legacy Fund
                                            Aetna High Yield Fund
                                            Aetna Index Plus Bond Fund
                                            Aetna Index Plus Mid Cap Fund
                                            Aetna Index Plus Small Cap Fund
                                            Aetna Mid Cap Fund
AELTUS INVESTMENT                           Aetna Real Estate Securities Fund
MANAGEMENT, INC.                            Aetna Value Opportunity Fund



By: /s/ John Y. Kim                       By: /s/ J. Scott Fox
    ---------------                           ----------------
Name: John Y. Kim                         Name: J. Scott Fox
      -------------                             ---------------
Title: President                          Title: President
       ------------                              ---------------
Attest:                                   Attest:

   /s/ S. Harinstein                        /s/ DeAnn S. Anastasio
   -----------------------                  ------------------------
Name: Susan Harinstein                    Name: DeAnn S. Anastasio
      --------------------                      ---------------------
Title: Assistant Secretary                Title: Assistant Secretary
       -------------------                       --------------------

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